UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 15, 2005
RESPIRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-16723 (Commission File Number)	25-1304989 (IRS Employer Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania (Address of Principal Executive Offices)	15668-8525 (Zip Code)
Registrant’s telephone number, including area code (724) 387-5200
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 15, 2005, the shareholders of Respironics, Inc. (“Respironics”) approved the adoption of the Respironics, Inc. 2006 Stock Incentive Plan (the “Plan”), which was adopted by the Respironics’ Board of Directors on August 25, 2005, contingent upon shareholder approval of the same.
The Plan allows the grant of stock options, stock appreciation rights, restricted shares, restricted share units, performance awards and other stock-based awards to employees, including executive officers, and consultants, and provides formulaic grants of stock options to non-employee directors. The aggregate number of shares which may be issued under the Plan is 5,019,000 shares, of which 1,250,000 may be issued in connection with the grant of restricted shares, restricted share units, performance awards and other stock-based awards pursuant to which a participant does not pay the fair market value of such shares measured as of the grant date.
A copy of the Plan is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Respironics, Inc. 2006 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RESPIRONICS, INC.
(Registrant)

By	/s/ Daniel J. Bevevino
Daniel J. Bevevino
Vice President and Chief Financial and Principal Accounting Officer

Date: November 15, 2005

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Respironics, Inc. 2006 Stock Incentive Plan